EXHIBIT 10.6

EXPLORATION AGREEMENT AND OPTION TO LEASE

THIS EXPLORATION AGREEMENT AND OPTION TO LEASE dated as of November 7, 2003, is between PRICHARD CREEK RESOURCE PARTNERS LLC ("Grantor"), and NEW JERSEY MINING COMPANY. ("Grantee").

RECITALS

A.	Grantor owns certain unpatented lode claims more particularly described in Exhibit A attached hereto and by this reference made a part hereof ("Premises")
B.
The parties agree for the purposes of this Agreement that, subject to the paramount title of the United States, the Premises shall be deemed to include, without limitation, the surface and subsurface of the Premises, all mines, ores, metals, mineral rights and minerals thereon and thereunder, all veins, lodes, extralateral rights and mineral deposits now controlled or hereafter acquired by Grantor extending from or onto or contained in the Premises; and all water and water rights therein, thereon or thereunder.

C.	Grantor and Grantee desire to enter into this Agreement covering the Premises.
D.	Grantor also desires to grant to Grantee an option to lease the Premises.

AGREEMENT

IN CONSIDERATION of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the promises and covenants contained herein, the parties agree as follows:

     1. GRANT. Grantor grants exclusively to Grantee, its successors or assigns, the right to enter upon the Premises, subject to Bureau of Land Management rules, for the purpose of conducting a mineral evaluation of the Premises, including, without limitation, the right to drill and excavate holes, pits, shafts, and other excavations, construct roads and conduct surveys, explorations, sampling, investigations, and other operations in such a manner and to the extent that Grantee, in its sole judgment and discretion, may deem advisable for the purpose of ascertaining any and all facts related to the occurrence of Minerals (hereinafter defined) in and under the Premises and the metallurgical and physical properties of any Minerals discovered. The term "Minerals" shall mean all metallic and nonmetallic substances, whether now or at any time hereafter during the term of this Agreement, known as or considered minerals, including, without limitation, all base and precious metals, iron, and coal but excluding oil, gas and other liquid and gaseous hydrocarbons.

     2. OPTION TO LEASE. Grantor hereby grants to Grantee the irrevocable and exclusive option ("Option to Lease") during the term hereof to enter into a lease of the Premises, which lease shall be in the form of Exhibit B, attached hereto and by this reference made a part hereof, and herein referred to as "Said Lease," subject to the terms and conditions herein set forth.

     Lessee may exercise the Option to Lease from time to time at any time prior to the expiration of this Agreement. If and when Grantee shall elect to enter into Said Lease, it shall forward to Grantor executable copies of Said Lease together with 30,000 shares of Grantee’s common stock and within fifteen (15) days of receipt, Grantor shall execute and deliver Said Lease to Grantee together with a recordable short form thereof.

     3. TERM. This Agreement is granted for a two and one half [2 1/2] year term, commencing on June 13, 2003, unless sooner terminated under any of the provisions herein.

     4. WORK COMMITMENT AND CLAIM FEES. Grantee agrees to pay all maintenance fees and perform all required work including filing of required forms on a timely schedule to keep the unpatented claims in good standing. Grantee shall provide to Grantor copies of all forms filed with the Bureau of Land Management and Shoshone County. In addition, Grantee agrees to perform an assessment to assure that the unpatented claims of the Premises are properly laid out and monumented, according to BLM rules, and will correct any deficiences in the name of Grantor.

     5. PRODUCTION DURING TERM OF EXPLORATION AGREEMENT. During the term of this Agreement, Grantee may produce and sell Minerals derived from ores produced during exploration activities, including underground drifting and ramping. Grantee shall pay Grantor a production royalty of 5% of the Net Smelter Return from such limited production.

     6. TITLE TO PREMISES. This Agreement is executed and delivered expressly without warranty of any nature whatsoever on the part of Grantor, either expressed or implied, not even to the return of the consideration paid herefor. If Grantor controls less interest than the entire fee mineral estate, amounts to be paid Grantor may be reduced proportionately.

     7. TECHNICAL DATA. Grantee shall furnish Grantor, on a quarterly basis, with copies of all technical data pertaining to its operations hereunder, including but not limited to all geological, geophysical, geochemical, mapping, drilling, sampling, assay, and other data or information pertaining to Grantee's exploration operations hereunder. Such data shall be treated as confidential. Notwithstanding the foregoing, Grantee shall not be obligated to disclose to Grantor any interpretive data or information nor shall Grantee be obligated to disclose any information obtained from Newmont Exploration which might conflict with a confidentiality agreement between Newmont and Grantee dated June 17, 2003.

     8. CONTROL OF EXPLORATION. Grantee shall have full discretion in the exploration of the Premises and shall in no event be obliged to pursue a specific schedule to explore for, develop, drill, mine, mill, or concentrate Minerals.

     9. LESSER INTEREST. If Grantor controls less than the entire undivided interest in the Minerals, or in any tract included in the Premises, then any payments due Grantor under this Agreement shall be due Grantor only in the proportion that its interest bears to the whole undivided fee mineral interest. Any interest in the Premises and/or Minerals hereafter acquired by Grantor shall be automatically subject to this Agreement. If any such acquisition changes Grantor's interest in the Premises or Minerals, an appropriate adjustment will be made after Grantee receives written notice thereof from Grantor.

     10. INDEMNITY. Grantee shall assume all liability in connection with its operations on the Premises and shall hold Grantor and Owner harmless from any and all liability which may arise out of Grantee's operations on the Premises. Grantee shall use its best efforts to ensure that the work performed by Grantee hereunder shall be in compliance with applicable environmental, safety and health requirements of federal, state and local governments. Upon the termination of this Agreement, Grantee shall return the Premises to Grantor free and clear of liens for labor done or work performed upon the Premises or materials furnished to it for the exploration thereof under this Agreement, but Grantee shall have the right to dispute or contest the validity of such liens. Grantee's liability under this Section shall terminate upon termination of this Agreement except for obligations incurred before the date of termination.

     11. INSURANCE. Grantee will maintain general liability insurance, subject to availability at reasonable cost, during the term of this agreement in the amount of $2,000,000. Grantee will instruct its insurance agent to issue certificates showing Grantor as an additional insured party. Grantee will require all subcontractors, including drillers and mining contractors, to supply evidence of insurance and name Grantee and Grantor as additional insured parties.

     12. FORCE MAJEURE. Grantee shall not be liable or in default under any provisions of this Agreement for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause reasonably beyond Grantee's control, which causes hereinafter are called "force majeure." For the purposes of this Agreement the term "force majeure" shall include, but not be limited to, fires, floods, windstorms and other damage from the elements; strikes, war, insurrection, mob violence and riots; unavailability of materials, labor and transportation; unavailability of smelting or refining facilities; interference, action, legislation or regulation by governmental or military authority, including a requirement by such authority that an environmental impact statement, plan of operation or similar statement or document be prepared or approved; litigation; and acts of God or acts of the public enemy. The duration of this Agreement and of the time for completion of performance by Grantee of its rights and obligations hereunder shall be extended for a period equal to the period of disability as a result of the event of force majeure, provided Grantee gives Grantor written notice of the existence of the event of force majeure. All periods of force majeure shall be deemed to begin at the time Grantee stops performance hereunder by reason of force majeure. Notwithstanding the foregoing, the parties understand that an event of force majeure shall not excuse any obligation to make a payment of common stock required by this Agreement.

     13. FIRST RIGHT OF REFUSAL. If, at any time during the term of this Agreement, Grantor shall, in response to a bona fide offer to purchase all or part of its interest in the Premises from a third party, desire to sell or otherwise dispose of such interest, it shall notify Grantee in writing of the party to whom it desires to sell such interest and the price at which and the terms upon which it desires to sell the same, and Grantee shall, within 30 days of receipt of the notice, notify Grantor in writing whether it wishes to purchase such interest at the price and on the terms set forth in the notice. If Grantee elects to purchase such interest, Grantor shall be bound to convey, assign, or otherwise transfer such interest to Grantee promptly thereafter at such price and on such terms. If Grantee elects not to purchase such interest or fails to give notice of its intention within the 30-day period, Grantor shall be free to convey, assign, or otherwise transfer such interest to the third party at a price not less than stated in the notice or on terms more favorable than those stated in the notice. Any conveyance by Grantor to a third party shall be subject to the terms of this Agreement, including without limitation Grantee's right to lease the Premises. If Grantor shall not have so disposed of such interest to said third party within 90 days after receipt of notice that Grantee elects not to exercise its right of first refusal or after expiration of that party's 30 day period within which to give notice, the provisions of this Section shall again apply to the disposition by Grantor of any such interest.

     14. ASSIGNMENT. Subject to the provisions of Section 13 above, Grantor may assign this Agreement whether or not Grantee’s consent is given. Grantee may not assign this Agreement without the consent of Grantor, which consent shall not be unreasonably withheld, except Grantee may assign this Agreement to an affiliate without Grantor’s consent. In the event of any assignment, the rights of either party hereunder and the provisions hereof shall extend to their successors and assigns, but no change or division in ownership of the Premises, however accomplished, shall operate to enlarge the obligations or diminish the rights of either party under this Agreement, and neither Grantee nor its successors or assigns shall ever be required to make payments or to render reports or notices to more than one party. In the event Grantor's interest in the Premises is now or hereafter owned by more than one party, Grantee may withhold further payments until all such owners have designated a single party to act for all of them hereunder in all respects, including but not limited to the giving and receiving of all notices and the receipt of all payments and reports. No such change or division in the ownership of the Premises shall be binding upon Grantee for any purpose until such person acquiring any interest has further furnished Grantee with the instrument or instruments, or certified copies thereof, constituting his claim of title from the original Grantor. Grantee shall have the right to subcontract with others for the performance of exploration work hereunder, subject to all of the terms of this Agreement, but no such subcontract shall relieve Grantee of its obligations to Grantor hereunder. Grantee hereby discloses to Grantor, which disclosure shall be kept confidential, that it has entered into a confidentiality agreement with Newmont North America Exploration Limited [Newmont] that requires Grantee to allow Newmont the right of first offer if Grantee proposes to dispose of its interest in this Agreement.

     15. TERMINATION OF AGREEMENT.

     15.1 By Grantor. If Grantee fails to keep and perform all of the terms and conditions of this Agreement on its part to be kept and performed, then Grantor may notify Grantee of the default in writing specifying the default. If within ten days after Grantee's receipt of such notice, in case of default arising through failure to make any payments required by this Agreement, and within 30 days in the case of any other default, Grantee shall make such payments, or commence and diligently thereafter proceed to correct such other default, this Agreement shall continue in good standing. However, upon failure of Grantee to make such payment within ten days or to commence within 30 days to cure any other default and diligently thereafter proceed to correct the same, Grantor may then, by written notice or demand, forthwith terminate this Agreement and fully repossess itself of the Premises, and without prejudice to any other rights which might otherwise accrue to Grantor for the violation of the terms hereof. After such default and termination of this Agreement, Grantee shall have no further rights in or right to the possession of the Premises or any part thereof or to exercise the Option to Lease.

     15.2 By Grantee. Grantee may terminate this Agreement in whole or in part at any time upon delivering written notice to Grantor. Said notice shall be effective upon delivery. Upon such termination, all right, title and interest of Grantee under this Agreement shall terminate as to that part of the Premises covered by the notice, and Grantee shall not be required to make any further payments, or to perform any further obligations hereunder as to said portion of the Premises, except payments or obligations which then have accrued under the express provisions of this Agreement and which have not been paid or performed.

     16. RECORDING OF SHORT-FORM NOTICE. The parties hereby agree to execute a short-form counterpart of this Agreement contemporaneous herewith for the sole purpose of recordation in the real property records sufficient to give record notice, pursuant to the laws of the state where the Premises are located of the existence of this Agreement. This Agreement shall not be recorded without the consent of Grantee.

     17. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered in person or sent by regular mail. Notices so mailed shall be deemed effective on the third business day after mailing. Until change of address is communicated, all notices shall be addressed to:

Grantor:	Prichard Creek Resource Partners LLC
P. O. Box 387
Murray, Idaho 83874

Grantee:	New Jersey Mining Company
P.O. Box 1019
Kellogg, Idaho 83837

     18.GENERAL.

     18.1 Modification. The parties hereto by mutual written agreement may, at any time and from time to time, amend this Agreement and any of the terms hereof.

     18.2 Further Documents. The parties hereto further agree to execute all such further documents and do all such further things as may be necessary to give full effect to these presents.

     18.3 Entire Agreement. This is the entire agreement between the parties and no modification shall be effective unless in writing and executed by the parties hereto.

     18.4 Law. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the state where the Premises are located.

     18.5 Signing. Each party may rely upon the signature of each other party on this Agreement, which is transmitted by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with the original ink signature of the transmitting party.

IN WITNESS WHEREOF, this instrument is executed as of the date above written.

GRANTOR:	GRANTEE:

PRICHARD CREEK RESOURCE	NEW JERSEY MINING COMPANY
PARTNERS LLC

By: /s/ John W. Beasley	By: /s/ Fred W. Brackebusch
John W. Beasley, Secretary	Fred W. Brackebusch, President

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		STATE OF WISCONSIN	)
) ss.
COUNTY OF Waushara	)

On this 13th day of November , 2003, before me, the undersigned, a Notary Public in and for the State of Wisconsin, personally appeared John W. Beasley , known to me and to me known to be the Secretary of PRICHARD CREEK RESOURCE PARTNERS LLC, a corporation whose name is subscribed to the foregoing instrument and acknowledged to me that said individual executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.

Pamela Strey
Notary Public for the State of Wisconsin
Residing at Fremont, WI
My commission expires: 09/19/04

STATE OF IDAHO	)
) ss.
COUNTY OF SHOSHONE	)

On this 7th day of November , 2003, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared Fred W. Brackebusch , known to me and to me known to be the President of NEW JERSEY MINING COMPANY, a corporation whose name is subscribed to the foregoing instrument and acknowledged to me that said officer executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.

Debra L. Hammerberg
Notary Public for the State of Idaho
Residing at Mullan, Idaho
My commission expires: 9/17/07

EXHIBIT A PREMISES

Claim Name	IMC Number

Patti B No. 1	183078
Patti B No. 2	183079
Patti B No. 3	183080
Patti B No. 4	183 081
Patti B No. 5	183082
Superintendent	183083
Eveline	183084

EXHIBIT B

Mining Lease form

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